SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                              ___________________


       Date of Report (Date of earliest event reported) November 13, 1997

                          BIOCONTROL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


         Pennsylvania                 0-10822               25-1229323
(State of other jurisdiction  (Commission File Number)     (IRS Employer
      of incorporation)                                 Identification No.)


              300 Indian Springs Road, Indiana, Pennsylvania 15701
              (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code (412) 349-1811



       _________________________________________________________________
                        (Former name or former address,
                         if changes since last report.)




Item 1.	Change in Control of Registrant.
	Not applicable.

Item 2.	Acquisition or Disposition of Assets.
	Not applicable.

Item 3.	Bankruptcy or Receivership.
	Not applicable.

Item 4.	Changes in Registrant's Certifying Accountant
	Not applicable.

Item 5.	Other Events.
       	On November 13, 1997, Biocontrol Technology, Inc. (NASDAQ:BICO) announced today that the Company has obtained verbal commitments from 90% of the investors who hold outstanding debentures to participate in an orderly redemption plan. These investors represent nearly 99% of the cash involved in this offering.

Item 6.	Resignation of Registrant's Directors.
	Not Applicable

Item 7.	Financial Statement, Pro Forma Financial Information and Exhibits.

	(a) 	Financial Statements and Businesses Acquired - Not Applicable.

	(b)	Pro Forma Financial Information - Not Applicable.

	(c) 	Exhibits-Press Release

                                   SIGNATURES

	Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


	                           by /s/  Fred E. Cooper, CEO

DATED: November 13, 1997

BICO
BIOCONTROL TECHNOLOGY, INC
2275 Swallow Hill Road, Building 2500
Pittsburgh, PA  15220
Press Release
Release:  Immediate
For More Information, Call:
Investors 							  Media
Diane McQuaide                                   Susan Taylor
1.412.429.0673  phone                            1.412.279.9455 phone
1.412.279.9690  fax                              1.412.279.9447 fax

           BIOCONTROL TECHNOLOGY TAKES ACTION TO STABILIZE ITS STOCK

Pittsburgh, PA - November 13, 1997 - Biocontrol Technology, Inc. (Nasdaq:BICO) Chief Executive Officer Fred E. Cooper announced at 12:00 p.m. this afternoon that the Company has obtained verbal commitments from 90% of the investors who hold outstanding debentures to participate in an orderly redemption plan.
These investors represent nearly 99% of the cash involved in this offering. Mr. Cooper stated, "Our management team has felt very strongly that our stock is tremendously undervalued, and, for that reason, we had to seek assistance from some of our investors. Their cooperation will benefit our other shareholders by controlling the dilution of our current shares outstanding and will help us focus on increasing the overall value of the shares." The Company anticipates having all documentation by the closing of the market this afternoon and will provide the plan of redemption very shortly. Biocontrol Technology, Inc. (www.bico.com) has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.